                                                                    Exhibit 21.1

List of Subsidiaries at December 31, 2003:

      Name                                     State of Incorporation/Formation

      Alpha Gulf Coast, Inc.                               Delaware
      Alpha St. Regis, Inc.                                Delaware
      Alpha Missouri, Inc.                                 Delaware
      Alpha Monticello, Inc.                               Delaware
      Alpha Rising Sun, Inc.                               Delaware
      Jubilation Lakeshore, Inc.                           Mississippi
      (including its previously 93% owned subsidiary)
      Casino Ventures, L.L.C.                              Mississippi
      Alpha Greenville Hotel, Inc.                         Delaware
      Alpha Entertainment, Inc.                            Delaware
      Alpha Florida Entertainment, Inc.                    Florida
      Alpha Peach Tree Corporation                         Delaware
      Alpha Florida Entertainment, L.L.C.                  Florida
      Alpha Casino Management Inc.                         Delaware

Additional after January 12, 2004

Monticello Casino Management, LLC                          New York
Mohawk Management, LLC                                     New York
Monticello Raceway Development, LLC                        New York
Monticello Raceway Management, Inc.                        New York